Exhibit 99.1

TRACKPOWER, INC. CHAIRMAN RESIGNS

TRACKPOWER CHAIRMAN RESIGNS

Toronto, ON----.November 3, 2006 — TrackPower, Inc (TPWR:OTCBB) today announced that upon completion of the asset sale agreement with Southern Tier Acquisition II LLC, and Oneida Entertainment Holdings, Inc., as announced on press release dated October 27, 2006, and due to other business obligations Mr. John G. Simmonds has resigned as Chairman and Director of TrackPower. The Board of Directors would like to thank Mr. Simmonds for his years of dedication and service and wish him the utmost success in his future business ventures.

This release includes projection of future results and “forward-looking statements” as that term is defined in Sections 27A of the Securities Act of 1933 as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934 as amended (the “Exchange Act”). All statements that are included in this release, other than statements of historical fact, are forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the expectations are disclosed in this release, including, without limitation, in conjunction with those forward-looking statements contained in this release.

Edward M. Tracey, CEO
905/883-9845 ext.226